December 19, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

Re: Definitive Proxy Materials for Public
Service Company of North Carolina, Incorporated

Ladies and Gentlemen:

     Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), transmitted herewith for filing on behalf of Public Service Company of North Carolina, Incorporated (the "Company") is the definitive copy of the Company's proxy statement and form of proxy which will be first mailed on or about December 22, 1997 to security holders in connection with the Company's Annual Meeting of Shareholders to be held on January 30, 1998. We have also included the amended Employee Stock Purchase Plan as Appendix B in this filing. The Company will register the related shares on Form S-8 during fiscal 1998, prior to the issuance of any stock under the Plan.

     In accordance with Rule 14a-3(c) under the Exchange Act, seven copies of the Company's annual report to security holders will be sent under separate cover on or about December 22, 1997 to the Securities and Exchange Commission solely for informational purposes.

Sincerely,
/s/ Jack G. Mason
Jack G. Mason
Vice President -- Treasurer and
Chief Financial Officer

                   PUBLIC SERVICE COMPANY OF NORTH CAROLINA,
                                  INCORPORATED

     ----------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 30, 1998

     ----------------------------------------------------------------------
   TO THE SHAREHOLDERS:
        Notice is hereby given that the next annual meeting of shareholders of Public Service Company of North Carolina, Incorporated (the "Company") will be held at the Angus Barn, 9401 Glenwood Avenue, Raleigh, North Carolina on Friday, January 30, 1998, at 9:00 a.m. A block of rooms has been reserved at the Holiday Inn, Raleigh-Durham Airport, located adjacent to Research Triangle Park on I-40 at exit #282 -- the New Page Road exit. Room reservations may be made by telephoning the Holiday Inn at (919) 941-6000. The cost for rooms, single or double, is $109.00. The deadline for reservations is January 14, 1998. A second informational meeting will be held at the corporate office of the Company, 400 Cox Road, Gastonia, North Carolina on Friday, February 6, 1998. The annual meeting will be held for the following purposes:
          1. To elect four directors, each to serve for a three-year term expiring in 2001 or until their successors are elected and qualified;
          2. To approve the amendments to the Company's Employee Stock Purchase Plan increasing the number of shares available for issuance and extending the term of the Plan;
          3. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 1998; and
          4. To transact such other business as may properly come before the meeting or any adjournment thereof.
        The Board of Directors has fixed December 10, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.
                                        For the Board of Directors
                                      /s/ CHARLES E. ZEIGLER, JR.
                                        CHAIRMAN, PRESIDENT AND
                                        CHIEF EXECUTIVE OFFICER
   December 19, 1997

   --------------------------------------------------------------------------
        THE FORM OF PROXY IS ENCLOSED TO ENABLE YOU TO VOTE YOUR SHARES AT THE MEETING. YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON IF YOU SO CHOOSE.

                   PUBLIC SERVICE COMPANY OF NORTH CAROLINA,
                                  INCORPORATED
                                  400 Cox Road
                              Post Office Box 1398
                      Gastonia, North Carolina 28053-1398
                             ----------------------
                                PROXY STATEMENT
                             ----------------------
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Public Service Company of North Carolina, Incorporated (the "Company") for use at the annual meeting of shareholders of the Company to be held on Friday, January 30, 1998, at 9:00 a.m., and at any adjournment thereof. Unless the context requires otherwise, all references in this Proxy Statement to the Company refer to Public Service Company of North Carolina, Incorporated and its subsidiaries. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about December 22, 1997.
     Only shareholders of record at the close of business on December 10, 1997 are entitled to vote at the meeting. As of November 30, 1997, the Company had outstanding 19,908,078 shares of Common Stock, which shares constitute the only class of stock of the Company entitled to notice of, and to vote at, the meeting. As of the same date, the Company had approximately 12,700 shareholders of record.
     The holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting of shareholders. All proxies that are properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted for the election of directors and the approval of proposals two, three and four. A shareholder may revoke a proxy, to the extent it has not been exercised, at any time prior to its exercise, by giving written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting. If a shareholder is a participant in the Company's Stock Purchase and Automatic Dividend Reinvestment Plan, the enclosed proxy includes any full and fractional shares held in his or her account.
     Directors are elected by a plurality of the votes cast by the holders of the Common Stock of the Company at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Approval of proposal two requires the affirmative vote of the holders of a majority of the votes cast on such proposal. In determining whether such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.
     The cost of soliciting proxies will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. Such expenses will include charges by brokers, banks or their nominees, other custodians and fiduciaries for forwarding proxy material to the beneficial owners of shares held in the name of a nominee. The Company expects to solicit proxies primarily by mail, but certain officers and employees of the Company may also solicit in person, by telephone, telegram or other means without additional compensation for their services other than their regular salaries. Additionally, the Company has retained Innisfree M&A Incorporated to solicit proxies in the same manner, at an anticipated cost to the Company of approximately $25,000.
                             ELECTION OF DIRECTORS
     The Board of Directors is currently divided into three classes comprised of: (i) four directors who are nominees for election with terms expiring in January 2001; (ii) two directors whose terms expire in January 2000; and (ii) four directors whose terms expire in January 1999. One director, H. Max Craig, Jr., whose term was to expire in January 1999, died on June 25, 1997. The Board has decided not to fill this vacancy until a later period. At the annual meeting, four directors are to be elected to serve until the Company's annual meeting to be held in January 2001 or until their successors are elected and qualified. Four directors whose terms expire at this year's annual meeting have been nominated by the Board to succeed themselves for terms expiring in January 2001. They are William C. Burkhardt, Van E. Eure, William L. O'Brien, Jr., and Ben R. Rudisill, II. Each of the four nominees has consented to being named in the Proxy Statement and to serve if elected. If, prior to the annual meeting, any one of the nominees should become unable to serve, the proxies solicited hereby will be voted for such additional person as shall be designated by the Board. The other six members of the Board whose terms do not expire this year will continue to serve in such capacity until their terms expire and their successors are elected and qualified.
     Set forth below is a table showing the names and ages of the four nominees for election and of the six continuing members of the Board, together with biographical information on each of them for the past five years.

    NAME, AGE AND YEAR
 FIRST BECAME A DIRECTOR                BIOGRAPHICAL INFORMATION
--------------------------  ------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS WHOSE TERMS EXPIRE IN 2001

WILLIAM C. BURKHARDT (60)   President and Chief Executive Officer of Austin
  Director since 1989         Quality Foods, Inc., Cary, North Carolina, a
                              baker and distributor of Austin Quality
                              Snacks.
VAN E. EURE (42)            Co-owner, General Manager and President, The
  Director since 1993         Angus Barn, Ltd., which owns a restaurant
                              located in Raleigh, North Carolina.
WILLIAM L. O'BRIEN, JR.     Senior Vice President, O'Brien/Atkins
  (58)                        Associates, P.A., an architectural and
  Director since 1986         engineering firm located in Research Triangle
                              Park, North Carolina.
BEN R. RUDISILL, II (54)    President and Treasurer, Rudisill Enterprises,
  Director since 1996         Inc., Gastonia, North Carolina, a beverage
                              distributor and food broker; Co-owner and Vice
                              President, Tar Heel Leasing Company, an auto
                              and equipment leasing company; and Director,
                              Gaston Federal Savings & Loan.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000

WILLIAM A. V. CECIL (69)    Chairman and President, The Biltmore Company,
  Director since 1985         which owns and operates the Biltmore House and
                              Gardens in Asheville, North Carolina.
G. SMEDES YORK (56)         President and Treasurer, York Properties, Inc.
  Director since 1984         and Sam Bass Camera Shop, Inc.; President,
                              York Inns, Inc., Raleigh, North Carolina; and
                              Director, Spectator Publications, Inc.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999

BERT COLLINS (63)           President and Chief Executive Officer, North
  Director since 1993         Carolina Mutual Life Insurance Company, an
                              insurance company located in Durham, North
                              Carolina; and Director, Wachovia Bank.
JOHN W. COPELAND (62)       Retired President, Ruddick Corporation, the
  Director since 1996         holding company for American & Efird, Inc. and
                              Harris-Teeter, Inc.; Director, Ruddick
                              Corporation; President and Director, Copeland
                              Business Service, Inc. and Copeland
                              Foundation, Inc.; and Director, First Union
                              National Bank, Charlotte, North Carolina.
D. WAYNE PETERSON (61)      Retired President, National Integrated Services,
  Director since 1996         Sprint, Kansas City, Missouri, a major
                              domestic and international telecommunications
                              company.
CHARLES E. ZEIGLER, JR.     Chairman, President and Chief Executive Officer
  (51)                        of the Company.
  Director since 1988

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
     Set forth below is the number of shares of Common Stock of the Company beneficially owned by the directors, the Chief Executive Officer, the other executive officers named in the Summary Compensation Table, and the directors and executive officers as a group, on November 30, 1997.

                                                                                                  PERCENT
                                                                                                    OF
                                    NAME                                       SHARES (1)(2)       CLASS
                                   -----                                       -------------      -------
William A. V. Cecil ........................................................        7,940              *
G. Smedes York .............................................................        6,479              *
Bert Collins ...............................................................        3,162              *
John W. Copeland ...........................................................        2,188              *
D. Wayne Peterson ..........................................................           --              *
William C. Burkhardt .......................................................        2,305              *
Van E. Eure ................................................................           --              *
William L. O'Brien, Jr. ....................................................        4,792              *
Ben R. Rudisill, II ........................................................        2,185              *
Charles E. Zeigler, Jr. ....................................................       38,812(3)           *
Robert D. Voigt ............................................................       28,048(4)           *
Jerry W. Richardson ........................................................       21,684(5)           *
Franklin H. Yoho ...........................................................       14,669(6)           *
John D. Grawe ..............................................................        3,738(7)           *
Directors and executive officers
  as a group (20 persons) ..................................................      191,035(8)         1.0%

---------------
 * Indicates beneficial ownership of less than 1% of the shares of Common Stock of the Company outstanding on November 30, 1997.
(1) Includes shares, if any, held by each person's spouse.
(2) Includes each person's beneficial interest in full shares of the Company's Common Stock, if any, credited to his or her account in the Company's Stock Purchase and Automatic Dividend Reinvestment Plan.
(3) Of this number, 14,387 shares are owned directly by Mr. Zeigler, Jr., 1,180 shares are owned by Mr. Zeigler, Jr.'s spouse and 2,168 shares are owned by a trust over which Mr. Zeigler, Jr. as trustee has investment and voting power. Also includes options to purchase 21,077 shares of Common Stock exercisable within 60 days of November 30, 1997.
(4) Includes options to purchase 12,683 shares of Common Stock exercisable within 60 days of November 30, 1997.
(5) Includes options to purchase 9,961 shares of Common Stock exercisable within 60 days of November 30, 1997.
(6) Includes options to purchase 12,683 shares of Common Stock exercisable within 60 days of November 30, 1997.
(7) Includes options to purchase 3,738 shares of Common Stock exercisable within 60 days of November 30, 1997.
(8) Includes options to purchase 103,907 shares of Common Stock exercisable within 60 days of November 30, 1997.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
     The business of the Company is managed under the direction of the Board. The Board meets regularly during the year to review the Company's operations, strategic and business plans, major capital appropriations and other significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when important matters require Board action. Members of senior management attend Board meetings as needed to discuss the progress and plans relating to their areas of responsibility. During the fiscal year ended September 30, 1997, there were four meetings of the Board. Each incumbent director attended at least 75 percent of the aggregate of the number of such meetings and the total number of meetings of all committees of the Board on which he or she served.
     Because of the number of matters requiring Board consideration and to make the most effective use of individual directors' capabilities, the Board has established committees to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The Board has created an Executive Committee, an Audit Committee, an Executive Compensation Committee and a Retirement Plans Committee. The Company has no nominating committee. Information about the functions of each committee, its current members, and the number of meetings held during the fiscal year ended September 30, 1997, is provided below.
     The Executive Committee acts as an advisory committee to the Chairman on matters relating to the policies and business affairs of the Company and may recommend nominees to be considered as successors to the Chairman or President or as a
                                       3
director of the Company. During the intervals between meetings of the Board, the Executive Committee has the same authority as the Board as to any matters relating to the ordinary conduct of the business of the Company, but does not have any authority as to any matters not relating to such ordinary conduct of business such as, for example, the authority to authorize an amendment to the Company's Articles of Incorporation or to fill a vacancy on the Board. The members of the Executive Committee, which met once during the fiscal year ended September 30, 1997, are Charles E. Zeigler, Jr. (Chairman), William C. Burkhardt, William A. V. Cecil, John W. Copeland, and G. Smedes York.
     The Audit Committee recommends to the Board the engagement of independent public accountants, approves the professional services to be rendered by and considers the possible effect of such services on the independence of the accountants, determines whether the independent public accountants are presenting their reports on the Company's financial statements in a competent and adequate manner, reviews the scope and results of annual examinations and recommendations of the independent public accountants and determines whether the internal controls of the Company are adequate. The members of the Audit Committee, which met two times during the fiscal year ended September 30, 1997, are William A. V. Cecil (Chairman), Bert Collins, D. Wayne Peterson, and Ben R. Rudisill, II.
     The Executive Compensation Committee recommends to the Board the compensation of the various officers of the Company that, in the judgment of such committee's members, should from time to time be fixed by the Board and performs such other duties as are assigned to it by the Board. The Executive Compensation Committee also recommends to the Board persons for election as officers (except Chairman or President) of the Company. The Board has assigned to such committee the responsibility of administering the Company's Incentive Compensation Plan and its stock option plans. None of the members of such committee may be employees of the Company, and none are eligible to receive options under the Company's stock option plans. The members of the Executive Compensation Committee, which met three times during the fiscal year ended September 30, 1997, are William C. Burkhardt (Chairman), John W. Copeland, Van
E. Eure, William L. O'Brien, Jr., and G. Smedes York.
     The Retirement Plans Committee serves as the Board's liaison with the Company's Qualified Plans Committee which is responsible for the administration of all of the Company's qualified plans (covering employees of the Company's subsidiaries as well as those of the Company), and shall ensure that the Board's relationship with the Qualified Plans Committee is cooperative and satisfactory. More specifically, the Retirement Plans Committee, subject to review by the Board, shall review with the Qualified Plans Committee and appropriate members of management, and approve where appropriate: (a) the selection, retention, or termination of independent auditors and actuaries for the Company's qualified plans; (b) the investment management of the qualified plans; (c) appropriate investment controls, any significant recommendations made by the independent auditors or actuaries, and any other matter of concern to the Committee relating to such plans; and (d) any significant proposed changes to the qualified plans, the competitiveness of such plans, and any other matter of concern to the Committee or management relating to such plans. The members of the Retirement Plans Committee, which met two times during the fiscal year ended September 30, 1997, are John W. Copeland (Chairman), William C. Burkhardt, Bert Collins and D. Wayne Peterson.
COMPENSATION OF DIRECTORS
     Directors who are not employees of the Company receive an annual retainer fee of $18,000, plus $700 for each board meeting attended and $600 for each committee meeting attended and reimbursement of expenses for attending each meeting. The Company maintains a deferred compensation plan (the "Deferred Compensation Plan") for its outside directors pursuant to which such directors may elect to defer 50% or more of their annual compensation, such deferred amount to be credited at the direction of the participating outside director in the form of cash or stock units. Pursuant to the Deferred Compensation Plan, during the fiscal year ended September 30, 1997, the following directors elected to receive credit for stock units in lieu of cash compensation or to defer receipt of cash compensation.

                                                                                                VALUE OF
                                                                                VALUE OF          CASH
                            NAME                                STOCK UNITS    STOCK UNITS    COMPENSATION
                            -----                               -----------    -----------    ------------
Mr. Burkhardt ...............................................      2,086         $41,858        $     --
Mr. Copeland ................................................         --              --          28,833
Ms. Eure ....................................................      1,370          27,483              --
Mr. Peterson ................................................      1,374          27,557              --
Mr. Rudisill ................................................      1,064          21,342              --
Mr. York ....................................................      1,370          27,483              --

     Upon retirement from the Board after age 65 and after serving as a director for eight years or more, a director is entitled to lifetime retirement compensation equal to the amount of the annual retainer fee in effect on the date of retirement. The Company's By-laws provide that no director shall be eligible for reelection who, on the date of his or her proposed election, shall have reached, or who, within the twelve-month period immediately after such date, would reach 70 years of age.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During fiscal 1996, the Company entered into a contract with McDonald-York for $659,000 for renovations to an office building located in Raleigh, North Carolina. McDonald-York was paid $218,950 during fiscal 1996 and $462,834 during fiscal 1997. The renovations were completed on May 1, 1997. Effective October 1, 1996, G. Smedes York entered into a consulting agreement with McDonald-York whereby he participates in net income before taxes of McDonald-York.
COMPLIANCE WITH SECTION 16(A)
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Mr. Craig was late filing one report on Form 4 with respect to one transaction.
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
     The Company, under the supervision of the Executive Compensation Committee of the Board, has developed and implemented merit and incentive compensation programs which seek to provide a direct relationship between compensation provided to executive officers, and other key employees in the upper job grades, and corporate business performance. The Executive Compensation Committee is a standing committee of the Board composed entirely of outside directors who are not officers or employees of the Company or any of its subsidiaries and who have no interlocking relationships with the Company's executive officers.
     It is the philosophy of the Company's Board to set the base salaries of executive officers at the average of a financial peer group of other mid-sized natural gas local distribution companies ("LDCs"), with opportunities to earn above the average based on superior individual and corporate performance. This peer group includes neighboring and other similarly sized LDCs which share operating and financial characteristics with the Company. The goal of the Company's executive compensation programs is to create competitive compensation that will attract and retain quality leadership at the Company and link compensation directly to corporate performance. Further, the Board believes the performance on which executive officer compensation is based should be assessed both on an annual basis and also over a longer period of time to ensure that executive officers work to support both the Company's current objectives as well as its strategic objectives.
     In the early part of each fiscal year, the Executive Compensation Committee reviews the Chief Executive Officer's recommended base salary merit increases for the Company's other executive officers, plus cash incentive plan and stock option plan awards for the Company's other executive officers and other key employees. Base salary merit increase and cash incentive award recommendations, if any, are primarily based on corporate operating and financial performance, as well as on individual performance, for the prior fiscal year. Merit increases are also based on a review of peer group base salaries and executive officers' individual contributions to the Company's strategic objectives. Stock option recommendations, if any, are primarily based on executive officers' and other key employees' individual performance during the prior fiscal year, but also involve judgments as to each of their contributions to the Company's strategic objectives. The Executive Compensation Committee then provides compensation recommendations to the Board following review of (a) the Company's actual performance as compared to its corporate financial goals for the prior fiscal year, (b) individual executive officers' and other key employees' actual performance as compared to their individual goals supporting the Company's financial and operating objectives, (c) the Company's executive officer compensation levels relative to its peer group, and (d) periodic reports from independent compensation consultants regarding the compensation competitiveness of the Company.
     The Executive Compensation Committee also reviews the above types of compensation for the Chief Executive Officer with the assistance of the Company's human resources staff and recommends adjustments as deemed appropriate based on
                                       5
the above compensation review criteria and its expectation as to his future contributions in leading the Company. The Executive Compensation Committee's compensation recommendations for all executive officers are acted on by the Board. If prior fiscal year corporate financial goals are not achieved, (a) executive officer and other key employee cash incentive awards are not paid, even when individual goals are met, and (b) stock options awards may not be granted.
     Upon evaluating the Company's actual performance as compared to its fiscal 1997 corporate goals, the Executive Compensation Committee made the following recommendation which was approved by the Board on November 13, 1997: to pay 12 executive officers and 97 other eligible employees $817,550, representing 71.6% of the possible cash incentive awards. This was based on the attainment of 100% of the earnings per share goal (60% weighting), 58% of the gross margin growth goal (20% weighting) and 0% of the operating income/gross margin efficiency goal (20% weighting). The first two payout percentages resulted from exceeding the budgeted amounts for the first two goals. The minimum attainment level to earn a 100% payout of the first two goals was 105% of their budgeted amounts, whereas 100% payout of the third goal resulted if 100% or more of its budgeted amount was achieved.
     The Executive Compensation Committee recently employed a leading independent compensation consulting firm to redesign the Company's cash incentive plan for fiscal 1998. This redesigned plan was approved by the Board of Directors on November 13, 1997, and better aligns key employees with shareholder interests. The plan's four revised corporate goals are as follows:
(1) earnings per share; (2) operating and maintenance expenses as a percentage of gross margin; (3) return on average assets; and (4) total shareholder return. Goals 1 and 2 will be set relative to prior Company achievements. Goals 3 and 4 will compare the Company's performance against a peer group of representative companies. Executive officers are subject to 40%, 20%, 20% and 20% respective weighting for goals 1, 2, 3 and 4. Other key employees are subject to 30%, 30%, 30% and 10% respective weighting for goals 1, 2, 3 and 4. The four goals include threshold, target and stretch objectives. Eligible employees are in various job grades which have different target percentages of those employees' respective base salaries in effect at the beginning of each fiscal year. Threshold objectives are 50%, target objectives are 100% and stretch objectives are 200% of eligible employees' respective target percentages. The four goals may be achieved independently, but all are subject to the Company's achieving a minimum level of earnings per share after paying incentive compensation.
     Effective November 13, 1997, stock options totaling 309,042 shares at a grant price of $20.03 (100% of the $20.03 average between the New York Stock Exchange high and low selling prices on the grant date) were awarded by the Board of Directors to 11 executive officers and 96 other key employees. These stock option grants total 20% of the common shares authorized under the Company's 1997 Nonqualified Stock Option Plan ("1997 Plan") which is effective for the five-year period from October 1, 1997 through September 30, 2002. The 1997 Plan currently covers 107 executive officers and other key employees of the Company's current 1,100 employees.
     This report has been provided by the executive Compensation Committee:


William C. Burkhardt (Chairman)     William L. O'Brien, Jr.
John W. Copeland                    G. Smedes York
Van E. Eure

                             EXECUTIVE COMPENSATION
     The Summary Compensation Table below includes compensation paid by the Company for services rendered for the fiscal years ended September 30, 1997, 1996 and 1995 for the Chief Executive Officer and the four other most highly compensated executive officers (as of September 30, 1997) as determined by total salary and bonus payments.

                                                                                                          LONG TERM
                                                                         ANNUAL COMPENSATION             COMPENSATION
                                                               ---------------------------------------      AWARDS
                                                                                        OTHER ANNUAL     ------------
             NAME AND PRINCIPAL POSITION                YEAR   SALARY (1)    BONUS    COMPENSATION (2)   OPTIONS (#)
------------------------------------------------------  ----   ----------   -------   ----------------   ------------
Charles E. Zeigler, Jr.                                 1997    $310,020    $94,340       $ 26,440           5,889
  Chairman, President and                               1996     271,380     51,685         76,576           6,220
  Chief Executive Officer                               1995     256,200     29,455         30,523           7,559
Franklin H. Yoho                                        1997     160,020     32,255         27,086           3,539
  Senior Vice President --                              1996     126,900     24,183             --           3,738
  Marketing and Gas Supply                              1995     116,750     13,695         30,238           4,538
Robert D. Voigt                                         1997     155,040     32,195         59,583           3,539
  Senior Vice President --                              1996     132,000     25,153             --           3,738
  Organizational Development                            1995     124,896     14,275         15,954           4,538
John D. Grawe                                           1997     153,000     29,960          3,233           3,539
  Senior Vice President --                              1996     126,900     24,183         37,296(4)        3,738
  Operations                                            1995     111,675     23,695          4,012(4)           --
Jerry W. Richardson                                     1997     138,660     22,190         58,292           2,949
  Senior Vice President --                              1996     131,700     25,096             --           2,576
  Engineering                                           1995     131,700     11,205         16,606           3,750

                                                           ALL OTHER
             NAME AND PRINCIPAL POSITION                COMPENSATION (3)
------------------------------------------------------  ----------------
Charles E. Zeigler, Jr.                                      $4,689
  Chairman, President and                                     4,500
  Chief Executive Officer                                     4,500
Franklin H. Yoho                                              4,689
  Senior Vice President --                                    3,807
  Marketing and Gas Supply                                    3,503
Robert D. Voigt                                               4,613
  Senior Vice President --                                    3,960
  Organizational Development                                  3,747
John D. Grawe                                                 4,568
  Senior Vice President --                                    2,855
  Operations                                                     --
Jerry W. Richardson                                           4,160
  Senior Vice President --                                    3,951
  Engineering                                                 3,951

---------------
(1) Includes for the years indicated amounts contributed on a pre-tax basis to the Special Savings and Retirement Plan (the Company's 401(k) plan) by each of the named executive officers.
(2) Includes for the years indicated the difference between the price paid by the named executive officers for Common Stock of the Company purchased from the Company upon the exercise of stock options and the fair market value of such Common Stock. Also includes for the years indicated the amount paid to the named executive officers for dividend equivalents accrued from the grant date.
(3) Consists of for the years indicated contributions by the Company to the Special Savings and Retirement Plan.
(4) Reflects reimbursement of moving expenditures for the indicated year.
                       OPTION GRANTS IN LAST FISCAL YEAR
     The following table shows stock options granted in the fiscal year ending September 30, 1997 to the Chief Executive Officer and the four other most highly compensated executive officers (as of September 30, 1997):

                                                                                 INDIVIDUAL GRANTS (1)
                                                             -------------------------------------------------------------
                                                                             % OF
                                                                             TOTAL
                                                             NUMBER OF      OPTIONS
                                                             SECURITIES     GRANTED                  MARKET
                                                             UNDERLYING       TO        EXERCISE    PRICE ON
                                                              OPTIONS      EMPLOYEES    OR BASE     DATE OF
                                                              GRANTED      IN FISCAL     PRICE       GRANT      EXPIRATION
                           NAME                                 (#)          YEAR        ($/SH)      ($/SH)        DATE
                          -----                              ----------    ---------    --------    --------    ----------
Charles E. Zeigler, Jr....................................      5,889          5.0%      $16.59      $18.38      11/13/01
Franklin H. Yoho..........................................      3,539          3.0        16.59       18.38      11/13/01
Robert D. Voigt...........................................      3,539          3.0        16.59       18.38      11/13/01
John D. Grawe.............................................      3,539          3.0        16.59       18.38      11/13/01
Jerry W. Richardson.......................................      2,949          2.5        16.59       18.38      11/13/01

                                                             GRANT
                                                              DATE
                                                            PRESENT
                                                             VALUE
                                                            (BLACK-
                                                            SCHOLES)
                           NAME                               (2)
                          -----                             --------
Charles E. Zeigler, Jr....................................  $ 45,345
Franklin H. Yoho..........................................    27,250
Robert D. Voigt...........................................    27,250
John D. Grawe.............................................    27,250
Jerry W. Richardson.......................................    22,707

---------------
(1) All options were granted on November 13, 1996 with an exercise price equal to 90 percent of the average high and low selling price on the grant date, as reported on the New York Stock Exchange. An optionee must remain employed by the Company for at least two years from the date of grant before the right to exercise an option accrues. Options become fully and immediately exercisable in the event of a change in control of the Company, and in the event of an optionee's retirement, disability or death. No option may be exercised more than five years from the date of its grant. With respect to options granted on November 13, 1996, dividend equivalents will accrue quarterly on shares subject to such options and are paid by the Company annually at the end of each option year if the Company's closing Common Stock price on the dividend record date with respect to such quarter exceeds $18.38 per share.
(2) The values shown in this column have been calculated through standard application of the Black-Scholes pricing model. A risk free interest rate of 6.0%, a volatility rate of 23% and a dividend yield of 5.10% is assumed. The actual value an executive officer receives from a stock option is dependent on future market conditions, and there can be no assurance that the amount reflected as "Grant Date Present Value" will actually be realized. In addition, the value shown does not take into account risk factors such as nontransferability, possible non-payment of dividend equivalents and limits on exercise.
                                       7

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES
     The following table shows the aggregated stock option exercises in the fiscal year ended September 30, 1997 and the stock option values for the Chief Executive Officer and the four other most highly compensated executive officers (as of September 30, 1997):

                                                                                                                   VALUE OF
                                                                                                                  UNEXERCISED
                                                                                       NUMBER OF SECURITIES       IN-THE-MONEY
                                                                                      UNDERLYING UNEXERCISED      OPTIONS AT
                                                                                       OPTIONS AT FY-END (#)      FY-END ($)
                                                   SHARES ACQUIRED      VALUE       ---------------------------   -----------
                      NAME                         ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
                      -----                        ---------------   ------------   -----------   -------------   -----------
Charles E. Zeigler, Jr...........................           --               --        24,661         12,109        $78,466
Franklin H. Yoho.................................        3,677         $ 15,712         8,945          7,277         38,201
Robert D. Voigt..................................        5,904           43,926        13,858          7,277         44,953
John D. Grawe....................................           --               --            --          7,277             --
Jerry W. Richardson..............................        5,904           43,926        12,914          5,525         40,001

                      NAME                         UNEXERCISABLE
                      -----                        -------------
Charles E. Zeigler, Jr...........................     $76,831
Franklin H. Yoho.................................      46,172
Robert D. Voigt..................................      46,172
John D. Grawe....................................      46,172
Jerry W. Richardson..............................      35,441

                           EMPLOYEE RETIREMENT PLANS
     The table below illustrates the approximate amounts of annual normal retirement benefits payable under the Company's retirement plans.

                                 ANNUAL BENEFITS AT RETIREMENT WITH
                                      YEARS OF CREDITED SERVICE
  AVERAGE        -------------------------------------------------------------------
COMPENSATION       10          15          20          25          30          35
------------     -------    --------    --------    --------    --------    --------
  $120,000       $25,095    $ 37,643    $ 50,190    $ 62,738    $ 75,286    $ 87,833
   140,000        29,595      44,393      59,190      73,988      88,786     103,583
   160,000        34,095      51,143      68,190      85,238     102,286     119,333
   180,000        38,595      57,893      77,190      96,488     115,786     135,083
   200,000        43,095      64,643      86,190     107,738     129,286     150,833
   220,000        47,595      71,393      95,190     118,988     142,786     166,583
   240,000        52,095      78,143     104,190     130,238     156,286     182,333
   260,000        56,595      84,893     113,190     141,488     169,786     198,083
   280,000        61,095      91,643     122,190     152,738     183,286     213,833
   300,000        65,595      98,393     131,190     163,988     196,786     229,583
   320,000        70,095     105,143     140,190     175,238     210,286     245,333
   340,000        74,595     111,893     149,190     186,488     223,786     261,083

     The Company has a noncontributory, defined benefit retirement plan (the "Retirement Plan") and a benefit restoration plan (the "Restoration Plan") (collectively, the "Retirement Plans"), which cover all full-time employees, including officers, upon their attaining age 21 and completing one year of service. The purpose of the Restoration Plan is to provide certain employees with retirement benefits which they otherwise would have received under the Retirement Plan formula but which may not be paid to them under the Retirement Plan due to limitations on benefits imposed by the Internal Revenue Code.
     A participant in the Retirement Plans becomes fully vested prior to normal retirement at age 65 upon the completion of five years of service. Benefits are also provided under the Retirement Plans in the event of early retirement at or after age 55 and the completion of at least ten years of service and in the event of retirement for disability after completion of five years of service. Benefits under the Retirement Plans are based upon application of a formula to the specified average compensation and years of credited service (up to a maximum of 35 years) at normal retirement age. Benefit amounts are computed on a straight life annuity basis. Compensation covered by the Retirement Plans consists of the amount shown as "Salary" in the Summary Compensation Table. The benefits are not subject to any deduction for social security payments. Estimated credited years of service under the Retirement Plans for the individuals named in the Summary Compensation Table are as follows: Charles E. Zeigler, Jr., 10.8 years, Franklin H. Yoho, 8.6 years, Robert D. Voigt, 22.2 years, John D. Grawe, 2.8 years, and Jerry W. Richardson, 29.0 years.
                                       8

                               PERFORMANCE GRAPH
     The line graph set forth below charts performance (on an annual basis) of an investment in the Company's Common Stock against each of the Standard & Poor's 500 Index (the "S&P 500 Index") and the Standard & Poor's Utilities Index (the "S&P Utilities Index"), in each case assuming an investment of $100 on September 30, 1992 and cumulation and reinvestment of all dividends paid thereafter through September 30, 1997. The following graph is presented pursuant to rules of the Securities and Exchange Commission. The stock price performance comparisons below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts. While total stockholder return is an important criterion of corporate performance, it is subject to the vagaries of the equity market, which affect common stock price performance. There can be no assurance that the Company's Common Stock price performance will continue into the future with the same or similar trends depicted in the graph below.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                     (graph appears here with plot points.)




                                            Cumulative Total Return
                                           -------------------------
                                        9/92   9/93   9/94  9/95  9/96  9/97
Public Service Company of               ----   ----   ---   ----  ----  ----
North Carolina, Inc.                   $100   $106   $ 88   $103  $124  $142

S&P 500 Index                          $100   $113   $117   $152  $183  $257

S&P Utilities Index                    $100   $124   $108   $138  $147  $169

                     SHAREHOLDER PROPOSALS AND NOMINATIONS
     Shareholder proposals relating to the Company's 1999 annual meeting of shareholders must be received by the Company no later than August 24, 1998, to be considered for inclusion in the proxy statement to be furnished to shareholders in connection with the solicitation of proxies by the Board for use at such meeting.
     The Executive Committee will consider nominees for the Board recommended by shareholders. Recommendations by shareholders must be forwarded to the Secretary of the Company and must identify the nominee by name and provide pertinent information concerning his or her background and experience. A shareholder recommendation must be received at least 90 days prior to the date of the annual meeting of shareholders, which is regularly held on the last Friday in January.
     Shareholders should send their proposals and names of proposed nominees to the attention of the Company's Secretary at the Company's corporate office, 400 Cox Road, Post Office Box 1398, Gastonia, North Carolina 28053-1398.
        PROPOSAL TO APPROVE THE AMENDED AND RESTATED STOCK PURCHASE PLAN
     On July 24, 1997, the Board of Directors of the Company amended and restated, effective as of January 1, 1998, the Public Service Company of North Carolina, Incorporated and Subsidiaries Employee Stock Purchase Plan (the "Stock Purchase Plan" or the "Plan"). However, the amendment and restatement of the Stock Purchase Plan is subject to approval by both the shareholders of the Company and the North Carolina Utilities Commission.
     The Stock Purchase Plan authorizes the purchase of $1.00 par value common stock of the Company ("Common Stock") by employees through payroll deductions. The purpose of the Plan is to encourage equity ownership in the Company by its employees thereby allowing the employees to share in the economic growth and success of the Company.
     The Board believes that the Stock Purchase Plan, as most recently amended and restated on January 1, 1993, has been a significant factor in attracting and retaining the competent and experienced employees that the Company requires. The Stock Purchase Plan, however, is scheduled to terminate effective January 1, 1998. The Board believes that the term of the Stock Purchase Plan should be extended to January 1, 2003, and additional shares of Common Stock should be made available for purchase under the Plan in order to provide an appropriate incentive program for the employees of the Company. Accordingly, the Board recommends that the shareholders approve the proposed amendment and restatement of the Stock Purchase Plan.
     SUMMARY OF THE STOCK PURCHASE PLAN. Under the Stock Purchase Plan, an eligible employee may purchase shares of Common Stock for an "offering period" by making payroll deductions during the offering period. The offering period is the 12-month period beginning each January 1. The following describes the material terms of the Plan in more detail.
     ELIGIBILITY. Any employee (including part-time employees) whose customary employment with the Company is for more than five (5) months per calendar year is eligible to participate in the Plan upon completion of six (6) months of continuous service with the Company. (This represents a more liberal eligibility standard compared to the Stock Purchase Plan as currently in effect, which requires twelve (12) months of service and excludes some part-time employees.) It is estimated that there are 1,066 employees eligible to participate in the Stock Purchase Plan.
     PURCHASE OF SHARES. Eligible employees may participate in the Stock Purchase Plan by authorizing payroll deductions of any amount between 2% and 10% of their compensation so long as the amount is a whole multiple of 1%. Deductions are made on an after-tax basis. The authorization is given by completing and signing a payroll deduction authorization form furnished by the Company during the 45-day period preceding the applicable offering period. An employee may increase or decrease the employee's deduction percentage only once during each offering period, although an employee may withdraw from the plan at any time by terminating the employee's payroll deductions.
     The amounts deducted from the employee's compensation are credited to a stock purchase account established in the employee's name. On the last day of each offering period, the amount credited to the employee's Stock Purchase Account will be used to purchase the maximum number of whole or fractional shares of Common Stock that can be purchased at the offering price. An eligible employee, however, may purchase only twenty (20) shares of Common Stock for each $1,000 of compensation earned and may not purchase more than $25,000 of Common Stock in any single calendar year.
     The offering price at which Common Stock may be purchased under the Plan is equal to 90% of the lesser of (i) the fair market value of a share of Common Stock on the first day of the offering period or (ii) the fair market value of a share of Common Stock on the last day of the offering period. The fair market value of a share of Common Stock is defined as the
                                       10
mean between the highest and lowest price at which the Common Stock was sold on the New York Stock Exchange for the given day. In no event, however, will the purchase price be lower than the par value of the Common Stock.
     Under the Stock Purchase Plan, the whole or fractional shares of Common Stock purchased by an eligible employee will be automatically deposited in the Company's Stock Purchase and Automatic Dividend Reinvestment Plan (the "DRIP"). (Under the Stock Purchase Plan as currently in effect only whole shares are purchased and stock certificates are issued and delivered to each employee representing the number of shares purchased.) DRIP accounts for each eligible employee will be automatically established when any Common Stock is purchased pursuant to the Stock Purchase Plan.
     NUMBER OF SHARES. An aggregate of 1,020,000 shares of Common Stock may be issued under the Plan. (This represents an increase of 300,000 shares compared to the Stock Purchase Plan as currently in effect.) The number of shares of Common Stock that may be issued under the Plan will automatically be adjusted in the case of a stock split, stock dividend or similar adjustment to the capitalization of the Company.
     ADMINISTRATION. The Stock Purchase Plan is administered by a committee selected by the Chief Executive Officer of the Company.
     RESTRICTIONS ON RESALE. Employees who purchase shares of Common Stock under the Stock Purchase Plan may freely resell the shares unless the employee is (i) an "affiliate" of the Company, (ii) a "reporting officer" of the Company or
(iii) in possession of material information regarding the Company that has not been disclosed to the public. Any employees who are "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933 (the "Securities Act") will be subject to the volume, manner of sale and reporting requirements of Rule 144 under the Securities Act unless the Company registers their shares under the Securities Act for resale pursuant to a separate prospectus. Any employees who are designated by the Company as "reporting officers" for purposes of Section 16(b) of the Securities and Exchange Act of 1934 (the "Exchange Act") are subject to the "short-swing profits" recovery provisions of Section 16(b) of the Exchange Act. Any employees who are in possession of material information regarding the Company that has not been publicly disclosed may not sell their shares of Common Stock.
     AMENDMENT AND TERMINATION. The Company may terminate, suspend or amend in whole or in part the Stock Purchase Plan at any time except that shareholder approval is required for any amendment that serves to (i) increase the number of shares of Common Stock reserved under the Plan, (ii) change the method for determining the purchase price for shares of Common Stock, (iii) materially increase the benefits accruing to the participants, or (iv) materially change the eligibility requirements for participation in the Stock Purchase Plan. The term of the Plan as amended and restated ends on January 1, 2003.
     NEW PLAN BENEFITS TABLE. Because all purchases under the Stock Purchase Plan are voluntary, benefits under the Plan are not determinable. However, the following number of shares of Common Stock were purchased for the 1996 offering period under the Stock Purchase Plan as currently in effect by the following persons and groups:

                                                                                                          NUMBER OF SHARES
                                         NAME AND POSITION                                                    PURCHASED
                                       --------------------                                           -------------------------
Charles E. Zeigler, Jr.
  Chairman, President and Chief Executive Officer..................................................               347
Franklin H. Yoho
  Senior Vice President -- Marketing and Gas Supply................................................               167
Robert D. Voigt
  Senior Vice President -- Organizational Development..............................................               850
John D. Grawe
  Senior Vice President -- Operations..............................................................                --
Jerry W. Richardson
  Senior Vice President -- Engineering.............................................................               164
Executive Group....................................................................................             3,295
Non-Executive Director Group.......................................................................                --
Non-Executive Officer Group........................................................................             1,264

     FEDERAL INCOME TAX TREATMENT. An eligible employee who purchases shares of Common Stock under the Stock Purchase Plan will have basis in the shares equal to the purchase price paid for them. If the employee sells the shares within 2 years of the first day of the offering period, the employee will be taxed as ordinary income on the difference between the fair market value of the shares on the last day of the offering period and the discounted purchase price paid for the shares. Any additional increase in the value of the shares since the last day of the offering period will be treated as a capital gain and any decrease in the value will be treated as a capital loss. If the employee sells the shares any time after the 2 year holding period, any increase in the value of the shares over the employee's basis in the shares will be taxed as capital gain.
     SHAREHOLDER APPROVAL. In order to become effective, the amendment and restatement of the Stock Purchase Plan must be approved by a majority of the votes cast by the shareholders. The Board recommends voting for approval of the amendment and restatement.
                     RATIFICATION OF SELECTION OF AUDITORS
     The Board has selected Arthur Andersen LLP as independent public accountants to audit the accounts and financial statements of the Company for the fiscal year ending September 30, 1998. Arthur Andersen LLP has acted for the Company in this capacity since 1951. A representative of such firm is expected to attend the annual meeting to answer appropriate questions from shareholders and to make a statement if he or she so desires.
                                 OTHER MATTERS
     The Board of the Company knows of no matters that will be presented for consideration at the annual meeting other than those set forth in this Proxy Statement. However, if any other matters shall come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.
     We ask that you promptly execute the enclosed proxy and return it in the enclosed envelope that requires no postage if mailed in the United States.
                                      For the Board of Directors
                                  /s/ CHARLES E. ZEIGLER, JR.
                                      CHAIRMAN, PRESIDENT AND
                                      CHIEF EXECUTIVE OFFICER
December 19, 1997
--------------------------------------------------------------------------------
A COPY OF THE COMPANY'S LATEST ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO JACK G. MASON, VICE PRESIDENT -- TREASURER AND CHIEF FINANCIAL OFFICER, PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED, POST OFFICE BOX 1398, GASTONIA, NORTH CAROLINA 28053-1398.
                                       12

*******************************************************************************
                                APPENDIX A

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JANUARY 30, 1998

    The undersigned hereby appoints CHARLES E. ZEIGLER, JR., WILLIAM A.V. CECIL and WILLIAM C. BURKHARDT, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of Public Service Company of North Carolina, Incorporated that the undersigned would be entitled to vote at the annual meeting of shareholders to be held on January 30, 1998 and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1. Election of Directors.   FOR the nominees                      FOR the nominees listed below
                           listed below [ ]                         except as marked to the contrary [ ]

1. Election of Directors.   WITHHOLD AUTHORITY to vote
                              for the nominees listed below [ ]

      (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                    strike a line through the nominee's name in the list below.)

   William C. Burkhardt   Van E. Eure   William L. O'Brien  Ben R. Rudisill, II

2. Proposal to approve the amendments to the Company's Employee Stock
   Purchase Plan.                                                           FOR  [ ]        AGAINST  [ ]       ABSTAIN  [ ]
3. Proposal to ratify the selection of Arthur Andersen LLP as independent
   public accountants.                                                      FOR  [ ]        AGAINST  [ ]       ABSTAIN  [ ]
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments
   thereof.                                                                 FOR  [ ]        AGAINST  [ ]       ABSTAIN  [ ]


                  (continued and to be signed on reverse side)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.
                                          Signed: ______________________________
                                          Signed: ______________________________

                                           Please sign exactly as your name
                                           appears hereon. If the holder is a
                                           corporation or partnership, please
                                           sign its name and add your own name
                                           and title. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please also give your full
                                           title. If shares are held jointly
                                           EACH holder must sign.
                                          Dated: _______________________________

                                          [ ] I PLAN TO ATTEND THE JANUARY 30,
                                             1998 ANNUAL MEETING IN RALEIGH, NC.
                                             PLEASE INDICATE THE NUMBER OF
                                             PERSONS ATTENDING IN THE SPACE
                                             PROVIDED. _________________________

IMPORTANT: Please mark, sign and date this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

                                   Appendix B

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                 AND SUBSIDIARIES EMPLOYEE STOCK PURCHASE PLAN

              (as amended and restated effective January 1, 1998)

     WHEREAS, Public Service Company of North Carolina, Incorporated ("PSNC" or "Company") and its subsidiaries (collectively referred to as the "Participating Employers") sponsor the "Public Service Company of North Carolina, Incorporated and Subsidiaries Employee Stock Purchase Plan" ("Plan") as set forth in an Instrument of the Participating Employers dated November 5, 1992, which amended and restated the Plan effective January 1, 1993; and

     WHEREAS, the Plan currently provides that the Plan will terminate effective as of January 1, 1998; and

     WHEREAS, the Participating Employers desire to amend and restate the Plan to (i) extend the term of the Plan to January 1, 2003, (ii) increase the maximum number of shares of Common Stock of PSNC that may be issued under the Plan from seven hundred twenty thousand (720,000) to one million twenty thousand (1,020,000), (iii) reduce the waiting period for participation in the Plan from one year to six months of continuous service; (iv) remove the Plan provision that excludes part-time employees who work less than twenty (20) hours per week,
(v) provide that PSNC may deliver under the Plan either original issue shares or shares purchased by PSNC on the open market, and (vi) provide that shares purchased under the Plan will be delivered to an account in the Participant's name in PSNC's Stock Purchase and Automatic Dividend Reinvestment Plan unless PSNC elects instead to deliver a share certificate directly to the Participant. and

     WHEREAS, the Participating Employers believe that said amendments can best be effected by amending and restating the Plan effective as of January 1, 1998; and

     WHEREAS, the amendment and restatement of the Plan set forth herein has been approved by the Board of Directors of PSNC in accordance with Section 7.3 of the Plan;

     NOW, THEREFORE, for the purposes aforesaid, the Participating Employers do hereby amend and restate the Plan effective as of January 1, 1998 by deleting Articles I through VIII thereof and substituting therefor the following Articles I through VIII:

                                   ARTICLE I

                  NAME, PURPOSE, CONSTRUCTION, AND DEFINITIONS

     Section 1.1. Name. The Plan shall be known as the "Public Service Company of North Carolina, Incorporated and Subsidiaries Employee Stock Purchase Plan."

     Section 1.2. Purpose. The purpose of the Plan is to provide Participants in the Plan with an opportunity to purchase Common Stock of PSNC through payroll deductions, thereby encouraging Participants to share in the economic growth and success of the Participating Employers through stock ownership.

     Section 1.3. Construction. Article, Section and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall be invalid or unenforceable the remaining provisions shall nevertheless be valid, enforceable and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and the Plan shall be construed and interpreted to remain such. The Plan shall be construed, administered, regulated and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of North Carolina.

     Section 1.4. Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     (a) Beneficiary, with respect to a Participant, means such Participant's "Beneficiary" under the group term life insurance plan maintained by the Participating Employers.

     (b) Board or Board of Directors means the Board of Directors of PSNC or any Committee or Committees of said Board of Directors of PSNC to which, and to the extent, said Board of Directors of PSNC has delegated some or all of its power, authority, duties, or responsibilities with respect to the Plan.

     (c) Chief Executive Officer means the Chief Executive Officer of PSNC designated as such by the Board of Directors of PSNC from time to time.

     (d) Code means the Internal Revenue Code of 1986, as the same may be amended from time to time, and references thereto shall include the valid Treasury regulations issued thereunder.

     (e) Committee means the committee described in Article VI.

     (f) Common Stock means shares of the $1.00 par value common stock of PSNC and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 3.4.

     (g) Company or PSNC means Public Service Company of North Carolina, Incorporated, a North Carolina corporation.

     (h) Compensation means, with respect to a Participant, the base salary or wages, incentive remuneration, overtime pay and shift premium payable to such Participant for employment by a Participating Employer prior to any reduction pursuant to the Special Savings and Retirement Plan; provided, however, Compensation, specifically shall not include:

         (1) any compensation pursuant to any qualified employee benefit plan;

         (2) any reimbursed expenses paid by a Participating Employer;

         (3) any other sums paid by a Participating Employer on account of any health, welfare or group insurance benefits; or

         (4) the taxable value of the personal use by such Participant of a vehicle provided by a Participating Employer.

     (i) Continuous Service, with respect to an Employee, means such Employee's continuous employment with a Participating Employer and shall include absences from employment due to vacation, temporary illness or sickness.

     (j) DRIP Account, with respect to a Participant, means an account in the Participant's name in PSNC's Stock Purchase and Automatic Dividend Reinvestment Plan.

     (k) Effective Date means January 1, 1988.

     (l) Employee means a person employed by a Participating Employer, including part-time employees.

     (m) Fair Market Value, with respect to a share of Common Stock from time to time, means the mean between the highest price and the lowest price at which the Common Stock shall have been sold regular way on the New York Stock Exchange (or such other principal securities exchange on which the Common Stock is traded if the Common Stock is no longer traded on the New York Stock Exchange) as reported in THE WALL STREET JOURNAL (Eastern Edition) (or any other similar financial publication selected by the Committee) for the applicable date or, if no sales occur on such date, then on the next preceding date on which sales of the Common Stock occurred.

     (n) Offering means the offering of shares of Common Stock to Participants pursuant to this Plan that occurs on each Offering Date.

     (o) Offering Date means January 1, 1988, and each succeeding January 1.

     (p) Offering Period means the period from an Offering Date through the next succeeding Offering Date.

     (q) Participant means an Employee who has become a Participant pursuant to
Section 2.2 of the Plan.

     (r) Participating Employers means:

          (1) PSNC;

          (2) those Subsidiary Corporations which are Participating Employers in the Plan as of December 31, 1997; and

          (3) those Subsidiary Corporations which in the future adopt the Plan pursuant to Section 8.1.

     (s) Plan means the Public Service Company of North Carolina, Incorporated and Subsidiaries Employee Stock Purchase Plan, as set forth herein, together with any and all amendments thereto.

     (t) Special Savings and Retirement Plan means the defined contribution plan maintained by PSNC and certain of its subsidiaries known as the "Public Service Company of North Carolina, Incorporated and Subsidiaries Special Savings and Retirement Plan and Trust," as amended from time to time.


     (u) Stock Purchase Account, with respect to a Participant, means the account established on the books and records of the Participating Employers for such

Participant representing the payroll deductions credited to such account in accordance with the provisions of the Plan.

     (v) Subsidiary Corporation means any corporation (other than PSNC) in an unbroken chain of corporations beginning with PSNC if each of the corporations other than the last corporation in such unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

                                   ARTICLE II

                                 PARTICIPATION

     Section 2.1. General. No person shall become a Participant unless or until such person is or becomes an Employee and upon or following satisfaction of the eligibility requirement set forth in the Plan. In addition, in no event shall any person be eligible to participate in the Plan before the Effective Date.

     Section 2.2. Participation Requirements.

     (a) Eligibility Requirement. An Employee shall satisfy the eligibility requirement of the Plan after such Employee completes six (6) months of Continuous Service with the Participating Employers.

     (b) Commencement of Participation. Each person who satisfies the eligibility requirement of Section 2.2(a) on or before the Effective Date shall become a Participant in the Plan:

           (1) on the Offering Date coinciding with the Effective Date, if such person is an Employee on such Offering Date; or

           (2) if such person is not an Employee on such Offering Date, then on the first Offering Date coinciding with or immediately following the date (if any) on which such person again becomes an Employee after the Effective Date.

 Each person who satisfies the eligibility requirement of Section 2.2(a) after the Effective Date shall become a Participant in the Plan:



            (1) on the first Offering Date after such person satisfies the eligibility requirement, if such person is an Employee on such Offering Date; or

            (2) if such person is not an Employee on the first Offering Date after such person satisfies such eligibility requirement, then on the first Offering Date coinciding with or immediately following the date (if any) on which such person again becomes an Employee.

     (c) Exclusions. Notwithstanding any provision of the Plan to the contrary, no Employee whose customary employment with a Participating Employer is for five
(5) months or less in any calendar year shall be eligible to participate in the Plan.

     Section 2.3. Eligibility of Former Participants. If a person terminates employment with the Participating Employers after becoming a Participant and subsequently resumes employment with a Participating Employer, such person shall again become a Participant on the first Offering Date coinciding with or immediately following such resumption of employment with a Participating Employer without having to satisfy again the eligibility requirement of Section 2-2(a).

                                  ARTICLE III

                            OFFERING OF COMMON STOCK

     Section 3.1. Reservation of Common Stock. The Board of Directors shall reserve one million twenty thousand (1,020,000) shares of Common Stock for the Plan, subject to adjustment in accordance with Section 3.4. The aggregate number of shares of Common Stock which may be purchased under the Plan by Participants shall not exceed one million twenty thousand (1,020,000) shares, subject to adjustment in accordance with Section 3.4.

     Section 3.2 Offering of Common Stock.

     (a) General. Subject to Section 3.2(b), each Participant in the Plan on an Offering Date shall be entitled to purchase shares of Common Stock on the last day of the Offering Period beginning with such Offering Date with the amounts deducted from such Participant's Compensation during such Offering Period pursuant to Article IV. The purchase price for such shares of Common Stock shall be determined under Section 3.3; provided, however, the maximum number of shares of Common Stock that may be purchased by a Participant during any single Offering Period shall not exceed twenty (20) shares of Common Stock for each One Thousand Dollars ($1,000.00) of Compensation earned during such Offering Period.

     (b) Limitations. Notwithstanding Section 3.2(a), the maximum number of shares of Common Stock a Participant may purchase pursuant to an Offering under
Section 3.2(a) shall be subject to the following limitations:

     (1) If as of the Offering Date for such Offering, such Participant owns stock (including stock which such Participant is considered to own under Section 425(d) of the Code) (including the Common Stock such Participant would be entitled to purchase pursuant to an Offering) totaling five percent (5%) or more of the total combined voting power or value of all classes of stock of PSNC or a Subsidiary Corporation, then the maximum number of shares of Common Stock such Participant may purchase pursuant to such Offering when added to the number of shares of stock of the Company or a Subsidiary Corporation such Participant owns (including stock which such Participant is considered to own under section 425(d) of the Code) (excluding the Common Stock such Participant would be entitled to purchase pursuant to such Offering) is less than five percent (5%) of the total combined voting power or value of all classes of stock of PSNC or a Subsidiary Corporation; and

     (2) If such Participant could acquire within the same calendar year as an Offering shares of stock of PSNC or a Subsidiary Corporation under all "employee stock ownership plans" within the meaning of Section 423(b) of the Code sponsored by PSNC or a Subsidiary Corporation (including the Common Stock such Participant would be entitled to purchase pursuant to such Offering) having a total fair market value (determined as of the date of such Offering) which exceeds Twenty-Five Thousand Dollars ($25,000), then the maximum number of shares such Participant may purchase pursuant to such Offering shall be reduced so that such total fair market value does not exceed Twenty-Five Thousand
         Dollars ($25,000).

     Section 3.3. Determination of Purchase Price for Offered Common Stock. The purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be equal to ninety percent (90%) of the lesser of:

     (a) the Fair Market Value of a share of Common Stock as of the first day of the Offering Period for such Offering; or

     (b) the Fair Market Value of a share of Common Stock as of the last day of the Offering Period for such Offering; provided, however, in no event shall the purchase price be less than the par value of a share of Common Stock.

     Section 3.4. Effect of Certain Transactions. The number of shares of Common Stock reserved for the Plan pursuant to Section 3.1, the maximum number of shares of Common Stock a Participant may purchase pursuant to an Offering under
Section 3.2(a), and the determination under Section 3.3 of the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of PSNC or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by Participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

                                   ARTICLE IV

                               PAYROLL DEDUCTIONS

     Section 4.1. Payroll Deduction Elections. A Participant in the Plan (or a person who will become a Participant in the Plan on the next Offering Date if such person is an Employee on such Offering Date) who wishes to purchase shares of Common Stock to be offered to such Participant on the next Offering Date shall elect to have the Participating Employers deduct from the Compensation payable to such Participant during the Offering Period beginning on such Offering Date any amount between two percent (2%) and ten percent (10%) of such Participant's Compensation, in whole multiples of one percent (1%). Such election shall be made by delivering to the Committee during the forty-five (45) day period preceding such Offering Date a written direction to make such deductions. Such election shall become effective as of the first day of such Participant's first pay period that begins on or after such Offering Date and shall remain effective for each successive pay period until changed or terminated pursuant to this Article IV.


     Section 4.2. Election to Increase or Decrease Payroll Deductions. Subject to Section 4.5, a Participant who has a payroll deduction election in effect under Section 4.1 may prospectively increase or decrease during an Offering Period the percentage amount of the deductions being made by the Participating Employers from such Participant's Compensation (including a decrease to zero
(0)) by delivering to the Committee a written direction to make such change. Such change shall become effective as soon as practical after the Committee's receipt of such written direction and shall remain in effect until changed or terminated pursuant to this Article IV.

     Section 4.3. Termination of Election Upon Termination of Employment. The termination of employment of a Participant with the Participating Employers for any reason shall automatically terminate the election (if any) of such Participant to have amounts deducted from such Participant's Compensation pursuant to this Article IV that is then in effect. Such termination shall be effective immediately following the pay period during which such termination of employment occurs, but shall not affect the deduction from Compensation for that pay period.

     Section 4.4. Change or Termination Not Retroactively Effective. Neither the change nor the termination of any election to have amounts deducted from Compensation under this Article IV shall increase, decrease, or otherwise affect the deduction from the Compensation of a Participant for any pay period ending prior to the effective date of such change or termination.

     Section 4.5. Form, Timing, and Frequency of Elections. Any written direction by any Participant with respect to any deductions from Compensation pursuant to this Article IV shall be on a form furnished by the Committee for such purpose and shall be made by such Participant's completing, signing, and filing such form with the Committee in the manner prescribed from time to time by the Committee. A Participant shall be permitted to increase or decrease the percentage amount of the deductions being made by the Participating Employers from such Participant's Compensation only once during an Offering Period and such increase or decrease must be made by June 30 of such Offering Period; provided, however, a Participant may terminate the deductions being made by the Participating Employers from such Participant's Compensation at any time during an Offering Period notwithstanding any prior change in the amount of such Participant's Compensation deductions during such Offering Period.

                                   ARTICLE V

              STOCK PURCHASE ACCOUNTS AND PURCHASE OF COMMON STOCK

     Section 5.1. Stock Purchase Accounts. A Stock Purchase Account shall be established and maintained on the books and records of the Participating Employers for each Participant. Amounts deducted from a Participant's Compensation pursuant to Article IV shall be credited to such Participant's Stock Purchase Account. No interest or other increment shall accrue or be payable to any Participant with respect to any amounts credited to such Stock Purchase Accounts. All amounts credited to such Stock Purchase Accounts shall be withdrawn, paid or applied toward the purchase of Common Stock pursuant to the provisions of this Article V.

     Section 5.2. Purchase of Common Stock.

     (a) General. As of the last day of each Offering Period, the amount to the credit of a Participant in such Participant's Stock Purchase Account shall be used to purchase from PSNC on such Participant's behalf the largest number of whole shares and fractional shares (calculated to three decimal places) of Common Stock which can be purchased at the price determined under Section 3.3 with the amount then credited to such Participant's Stock Purchase Account subject to the limitations set forth in Article III on the maximum number of shares of Common Stock such Participant may purchase. As of such date, such Participant's Stock Purchase Account shall be charged with the aggregate purchase price of the shares of Common Stock purchased on such Participant's behalf. The remaining balance (if any) credited to such Participant's Stock Purchase Account shall be credited to such Participant's Stock Purchase Account for the immediately succeeding Offering; provided, however, if such Participant has withdrawn from the Plan pursuant to Section 5.3, such remaining balance shall be distributed to such Participant as soon as administratively practical.

       (b) Issuance of Common Stock. The shares of Common Stock purchased for a Participant on the last day of an Offering Period shall be either original issue shares of Common Stock of PSNC or shares of Common Stock of PSNC purchased on the open market. Shares of PSNC Common Stock purchased by a Participant under the Plan shall be deemed to have been issued by PSNC for all purposes as of the close of business on the date of such purchase. Prior to such date, none of the rights and privileges of a shareholder of PSNC shall exist with respect to such shares of Common Stock for such Participant.


     (c) DRIP Accounts and Stock Certificates. PSNC shall cause any shares of Common Stock purchased by a Participant under the Plan to be deposited in the Participant's DRIP Account on or as soon as practicable after the applicable purchase date; provided, however, that in lieu of depositing such shares into the Participant's DRIP Account, PSNC, in its sole discretion, may issue and deliver, or cause its stock transfer agent to issue and deliver, a certificate for the number of full shares of Common Stock purchased for a Participant on such date, which such certificate shall be issued in the Participant's name. Certificates representing fractional shares will not be issued under any circumstances; the fair market value of such fractional shares will be credited to the Participant's Stock Purchase Account for the immediately succeeding Offering.

     (d) Insufficient Common Stock Available. If as of the last day of any Offering Period, the aggregate Stock Purchase Accounts available for the purchase of shares of Common Stock pursuant to Section 5.2(a) would purchase a number of shares of Common Stock in excess of the number of shares of Common Stock then available for purchase under the Plan, (i) the number of shares of Common Stock which would otherwise be purchased for each Participant on such date shall be reduced proportionately to the extent necessary to eliminate such excess, (ii) the remaining balance to the credit of each Participant in each such Participant's Stock Purchase Account shall be distributed to each such Participant, and (iii) the Plan shall terminate automatically upon the distribution of the remaining balance in such Stock Purchase Accounts.

     Section 5.3. Withdrawal From Plan Prior to Purchase of Common Stock. In the event (i) a Participant terminates employment with the Participating Employers for any reason during an Offering Period, or (ii) a Participant terminates deductions from such Participant's Compensation pursuant to Article IV during an Offering Period and such Participant elects to withdraw in writing from the Plan, then the entire amount to the credit of such Participant in such Participant's Stock Purchase Account shall be distributed to such Participant (or if such Participant is deceased, to such Participant's Beneficiary) as soon as administratively practical after such termination of employment or withdrawal (as the case may be). If a Participant terminates deductions from such Participant's Compensation pursuant to Article IV during an Offering Period but such Participant does not elect to withdraw in writing from the Plan, the amount to the credit of such Participant in such Participant's Stock Purchase Account shall be used to purchase shares (including fractional shares) of Common Stock for such Participant as of the last day of such Offering Period to the extent provided in Section 5.2(a). Notwithstanding the preceding sentence, if a Participant terminates deductions from such Participant's Compensation pursuant to Article IV during an Offering Period and the amount to the credit of such Participant in such Participant's Stock Purchase Account upon such termination of Compensation deductions does not exceed One Hundred Dollars ($100.00), then such Participant shall be deemed to have withdrawn from the Plan upon such termination of

Compensation deductions for purposes of this Section 5.3.

                                   ARTICLE VI

                                   COMMITTEE

     Section 6.1. Appointment, Term of Office and Vacancies. The Committee shall consist of four (4) or more individuals appointed by the Chief Executive Officer who shall serve at the pleasure of the Chief Executive Officer. The Chief Executive Officer shall have the absolute right to remove any member of the Committee at any time, with or without cause, and any member of the Committee shall have the right to resign at any time. If a vacancy in the Committee should occur, from death, resignation, removal or otherwise, a successor shall be appointed by the Chief Executive Officer.

     Section 6.2. Organization of Committee. The Chief Executive Officer shall designate one of the members of the Committee to serve as its Chairman, one member as its Vice Chairman and one member as its Secretary. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether administerial or discretionary, as the Committee may deem expedient or appropriate. The Committee shall act by majority vote and may adopt such bylaws, rules and regulations as it deems desirable for the conduct of its affairs.

     Section 6.3. Powers of Committee. The Committee shall administer the Plan. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. It shall decide all questions relating to eligibility to participate in the Plan and to purchase Common Stock under the Plan. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

     Section 6.4. Expenses of Committee. The reasonable expenses of the Committee incurred by the Committee in the performance of its duties under the Plan, including without limitation reasonable counsel fees and the expenses of other agents, shall be paid by the Participating Employers.


     Section 6.5. Indemnification of Committee. To the extent permitted by applicable law, the Participating Employers shall indemnify and hold harmless each member of the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

     Section 7.1. Amendment of Plan. The Participating Employers expressly reserve the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan for whatever reason(s) the Participating Employers may deem appropriate; provided, however, no amendment, without the approval of the shareholders of PSNC, may (i) increase the number of shares of Common Stock reserved under the Plan, (ii) change the method of determining the purchase price for shares of Common Stock, (iii) materially increase the benefits accruing to Participants, or (iv) materially change the eligibility requirement for participation of the Plan.

     Section 7.2. Termination of Plan. The Participating Employers expressly reserve the right, at any time and for whatever reason they may deem appropriate, to terminate the Plan. If not sooner terminated (i) by the Participating Employers pursuant to the preceding sentence or (ii) pursuant to
Section 5.2(c), the Plan shall continue in effect through January 1, 2003. Upon any termination of the Plan, the entire amount credited to the Stock Purchase Account of each Participant shall be distributed to each such Participant.

     Section 7.3. Effective Date and Procedure for Amendment or Termination. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Participating Employers by resolution of the Board of Directors and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1. Adoption by a Subsidiary Corporation. A Subsidiary Corporation may, with the approval of the Board of Directors and the board of directors of such Subsidiary Corporation, elect to adopt the Plan and become a Participating Employer as of a date mutually agreeable to the Board of Directors and the board of directors of such Subsidiary Corporation. Any such adoption of the Plan by a Subsidiary Corporation shall be evidenced by an appropriate instrument of adoption by such Subsidiary Corporation.

     Section 8.2. Authorization and Delegation to the Board of Directors. Each Subsidiary Corporation which is or hereafter becomes a Participating Employer authorizes and empowers the Board of Directors to (i) amend or terminate the Plan without further action by said Subsidiary Corporation as provided in
Article VII and (ii) perform such other acts and to do such other things as the Board of Directors is expressly directed, authorized or permitted to perform or do as provided herein.

     Section 8.3. Transferability of Rights. To the extent permitted by law, rights to purchase shares of Common Stock are exercisable only by the Participant to whom such rights are granted and are not transferable by such Participant other than by will or the laws of descent and distribution.

     Section 8.4. No Employment Rights. Participation in the Plan shall not give any employee of the Participating Employers any right to remain in the employ of the Participating Employers or upon termination of employment, any right or interest in the Plan except as expressly provided herein.

     Section 8.5. Compliance with Law. No shares of Common Stock shall be issued under the Plan prior to compliance by PSNC to the satisfaction of its counsel with any applicable laws.

     Section 8.6. Repurchase of Common Stock. The Participating Employers shall not be required to repurchase from any Participant any shares of Common Stock which such Participant acquires under this Plan.

     Section 8.7. Approval of Plan. The effectiveness of this amendment and restatement of the Plan is subject to (i) its approval on or before December 31, 1998, by the shareholders of PSNC, and (ii) the approval on or before December 31, 1998, of the issuance of shares of Common Stock under the Plan by the North Carolina Utilities Commission. In the event that this amendment and restatement of the Plan is not approved in accordance with the preceding sentence, all amounts deducted from the Compensation of Participants and credited to each Participant's Stock Purchase Account shall be refunded to each such Participant without interest as soon as administratively practical.